Exhibit 8.1

[Letterhead of Sullivan and Cromwell LLP]

December 29, 2017

Atlas Holdings, Inc.

400 Crossing Boulevard, Third Floor

Bridgewater, NJ 08807

Ladies and Gentlemen:

We have acted as counsel to Atlas Holdings, Inc., a Delaware corporation (“Holdco”), in connection with the planned business combination (the “Combination”) pursuant to the Business Combination Agreement (the “BCA”), dated as of October 17, 2017, among Impax Laboratories, Inc., a Delaware corporation (“Impax”), Amneal Pharmaceuticals LLC, a Delaware limited liability company (“Amneal”), Holdco and K2 Merger Sub Corporation, a Delaware corporation and a direct wholly owned subsidiary of Holdco (“Merger Sub”). The Combination includes (i) the merger of Impax with Merger Sub with Impax surviving the merger as a direct wholly owned subsidiary of Holdco (the “Impax Merger”), (ii) the conversion of the surviving corporation of the Impax Merger into a Delaware limited liability company (the “LLC Conversion”), (iii) the contribution by Holdco of all of the equity interests of Impax to Amneal in exchange for certain equity interests of Amneal and (iv) the issuance by Holdco of shares of its Class B common stock to the existing members of Amneal. The Combination is described in the combined proxy statement/prospectus and other proxy solicitation materials of Impax and Amneal constituting a part thereof (the “Combined Proxy Statement/Prospectus”), which is included in the registration statement filed on or about the date hereof on Form S-4 by Holdco (the “Registration Statement”) in connection with the Combination.

For purposes of this opinion, we have reviewed (i) the BCA, (ii) the Combined Proxy Statement/Prospectus, and (iii) such other documents and matters of law and fact as we have considered necessary or appropriate. In rendering this opinion, we have assumed that (i) the Impax Merger and the LLC Conversion will be consummated pursuant to and in accordance with the terms of the BCA and in the manner described in the Combined Proxy Statement/Prospectus; (ii) the statements concerning the Impax Merger and the LLC Conversion and the parties thereto set forth in the BCA and Combined Proxy Statement/Prospectus are true, complete and correct as of the date hereof; and (iii) Impax and Holdco and their respective subsidiaries will treat the Impax Merger and the LLC Conversion for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the Impax Merger and the LLC Conversion are consummated in a manner that is different from the manner described in the BCA or the Combined Proxy Statement/Prospectus, our opinion as expressed below may be adversely affected.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative pronouncements and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect.

Based upon and subject to the foregoing, for U.S. federal income tax purposes, we are of the opinion that, for U.S. federal income tax purposes, the Impax Merger and the LLC Conversion, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. We hereby confirm to you that the statements set forth under the caption “Certain Tax Consequences of the

Combination” in the Combined Proxy Statement/Prospectus included in the Registration Statement, subject to the qualifications stated therein, represent our opinion as to the material United States federal income tax consequences of the Combination to U.S. holders of Impax common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Sullivan and Cromwell LLP